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                                                                    Exhibit 10.1

                         PROMISSORY NOTE
                         ---------------


$3,220,000.00                                                BALTIMORE, MARYLAND
                                                                    JULY 29 1999


ON DEMAND, the undersigned promises to pay to the order of Chapman Capital Management Holdings, Inc. Three million two hundred and twenty thousand dollars ($3,220,000,00) at its offices in Baltimore, Maryland together with interest thereon from the date hereof until paid at the rate of 5.45% per annum.


                                         /S/ NATHAN A. CHAPMAN, JR.
                                         ---------------------------------------
                                         CHAPMAN HOLDINGS, INC.
                                         NATHAN A. CHAPMAN, JR.
                                         PRESIDENT